Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AGREEMENT

AMENDMENT NO. 6, dated as of April 29, 2015 (this “Amendment”), to the Second Amended and Restated First Lien Credit Agreement, dated as of February 25, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof), among NEP/NCP HOLDCO, INC., a Delaware corporation (the “Borrower”), NEP GROUP, INC., a Delaware corporation (“Holdings”), BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto (the “Credit Agreement”), by and among the Borrower, Holdings, the Lenders party thereto and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, Section 9.02 of the Credit Agreement provides that the Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes; and

WHEREAS, the Borrower, Holdings, the Administrative Agent and Lenders party hereto constituting the Required Lenders have agreed to amend certain provisions of the Credit Agreement as provided for herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

ARTICLE II

Amendments

Section 2.1 Amendments. Subject to the occurrence of the Amendment No. 6 Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 6” means Amendment No. 6 to this Agreement dated as of April 29, 2015.

“Amendment No. 6 Effective Date” means April 29, 2015, the date of effectiveness of Amendment No. 6.

“Bentley” means the entities previously identified to Barclays Bank PLC as “Bentley.”

“Bentley Acquisition” means the acquisition by a wholly-owned subsidiary of the Borrower of Bentley pursuant to the Bentley Purchase Agreement.

“Bentley/Mediatec Transactions” means (i) the Bentley Acquisition, (ii) the Mediatec Acquisition, and (iii) the transactions contemplated by the Bentley Purchase Agreement and the Mediatec Purchase Agreement and the payment of fees and expenses in connection therewith.

“Bentley Purchase Agreement” means that certain Share Purchase Agreement, dated as of April 22, 2015, by and among Goldcup 11024 AB (to be renamed NEP Sweden Holdings AB), the Bentley Sellers and the other parties thereto.

“Bentley Sellers” means BNP Paribas Fortis Private Equity Expansion NV, 3K Media BVBA, Timo Koch and Markus Maschke.

“Loss Sharing Agreement” means a Loss Sharing Agreement entered into among any Lender that elects to join such Loss Sharing Agreement and the holders of Foreign Incremental Debt substantially in the form of Exhibit U1 with such changes thereto that are reasonably acceptable to the Administrative Agent and the Borrower.

“Mediatec” means, collectively, MPP Mediatec Group AB, MPP Mediatec Solutions Holding AB and MPP Mediatec Broadcast Holding AB.

“Mediatec Acquisition” means the acquisition by NEP Europe Group B.V., a wholly-owned subsidiary of the Borrower of Mediatec pursuant to the Mediatec Purchase Agreement.

“Mediatec Purchase Agreement” means that certain Share Purchase Agreement dated as of March 23, 2015, by and among NEP Europe Group B.V. and the Mediatec Sellers.

“Mediatec Sellers” means, collectively, Stena Adactum AB, Holtback Holding AB, DigiLed Fastighets AB and Paul Henriksen.

“Pari Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit V with such changes that are reasonably acceptable to the Administrative Agent and the Borrower.

(b) The definition of “Adjusted LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted LIBO Rate” means with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate for the initial Interest Period for the Amendment No. 3 Incremental Term Loans and the Amendment No. 3 Delayed Draw Term Loans shall be the Adjusted LIBO Rate for

[1]

Exhibit U will include a customary “CAM” provision providing that upon any acceleration of the Term Loans and termination any Commitments under this Agreement or Foreign Incremental Debt (including a deemed acceleration upon a bankruptcy Event of Default with respect to the Borrower), the Term Loans and such Foreign Incremental Debt shall be reallocated among the parties to the Loss Sharing Agreement on a pro rata basis so that the proportion of such Term Loans and Foreign Incremental Debt held by each party to the Loss Sharing Agreement is equal.

the Interest Period in effect immediately prior to the Amendment No. 3 Delayed Draw Effective Date. Notwithstanding the foregoing, (A) solely with respect to the Adjusted LIBO Rate applicable to Term B-1 Loans, the Adjusted LIBO Rate will be deemed to be 1.25% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.25% per annum, (B) solely with respect to the Adjusted LIBO Rate applicable to Term B-2 Loans, the Adjusted LIBO Rate will be deemed to be 1.00% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum and (C) solely with respect to the Adjusted LIBO Rate applicable to Revolving Loans, the Adjusted LIBO Rate will be deemed to be 0.00% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum.

(c) The definition of “ECF Percentage” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Total Leverage Ratio (without giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such fiscal year is (a) greater than 5.00 to 1.00, 75% of Excess Cash Flow for such fiscal year, (b) greater than 4.00 to 1.00 but less than or equal to 5.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, (c) greater than 3.00 to 1.00 but less than or equal to 4.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (d) less than or equal to 3.00 to 1.00, 0% of Excess Cash Flow for such fiscal year.

(d) The definition of “Incremental Cap” in Section 1.01 of the Credit Agreement is hereby amended by deleting “$200,000,000” in subclause (a)(i) thereof and inserting “$50,000,000” in its place.

(e) Section 2.20(b)(i) of the Credit Agreement is hereby amended by adding the following proviso after the first sentence thereof:

“provided, further, that notwithstanding anything to the contrary in this Section 2.20, at the Borrower’s option, a Term Commitment Increase denominated in euros or Dollars (“Foreign Incremental Debt”) may be incurred by a Foreign Subsidiary organized and existing under the laws of jurisdiction reasonably acceptable to the Administrative Agent so long as (i) such Term Commitment Increase is not secured by any assets of Holdings and its Restricted Subsidiaries other than (x) Collateral on a pari passu basis with the Term Loans and subject to a Pari Intercreditor Agreement and (y) the assets of Foreign Subsidiaries and (ii) the Lender shall have been afforded a period of at least five Business Days prior to the effectiveness of such Term Commitment Increase to enter into a Loss Sharing Agreement with the holders of such Term Commitment Increase.”

(f) Section 6.01(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (xxiv) thereof, (b) deleting the “.” in clause (xxv) thereof and inserting “; and” in its place and (c) inserting the following at the end of such section:

(xxvi) Indebtedness of the Borrower or any Subsidiary issued in lieu of Foreign Incremental Debt and any extension, renewals, refinancings and replacements thereof; provided that such Indebtedness shall be subject to the terms and conditions applicable to Foreign Incremental Debt under Section 2.20.

(g) Section 6.04(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(m) other Investments and other acquisitions; provided that (i) immediately after giving effect to any such Investment no Default has occurred and is continuing, (ii) at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (m) (including all such Investments deemed made pursuant to clause (c) of the definition of “Non-Loan Party Investment Amount”), together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed $200,000,000 and (iii) so long as the Borrower shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis as of the end of the most recent Test Period (regardless of whether such Financial Performance Test is applicable at such time), such amount shall be increased by the Available Amount;

(h) Section 6.04 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (q) thereof, (b) deleting the “.” in clause (r) thereof and inserting “;” in its place and (c) inserting the following at the end of such section:

(s) (i) the Bentley/Mediatec Transactions and (ii) other acquisitions of and Investments made in Foreign Subsidiaries consummated prior to the Amendment No. 6 Effective Date; and

(t) other Investments, so long as immediately after giving effect to any such Investment, (i) no Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio on a Pro Forma Basis as of the end of the most recent Test Period shall not exceed 4.00:1.00.

(i) The final paragraph of Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, this Section 6.12 shall be in effect (and shall only be in effect), as of the last day of any Test Period, if, on any date during such Test Period, any Revolving Loans, Swingline Loans and/or Letters of Credit (other than those cash collateralized in an amount equal to the outstanding amount thereof) were outstanding.”

ARTICLE III

Conditions to Effectiveness and Miscellaneous

Section 3.1 Effective Date. This Amendment shall become effective on the date (the “Amendment No. 6 Effective Date”) on which:

(a) The Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by the Borrower, Holdings, each Guarantor, the Administrative Agent and the Required Lenders.

(b) The Administrative Agent shall have received customary evidence of authorization of the transactions described herein, valid organization and good standing (to the extent applicable) in the jurisdiction of organization, in each case with respect to the Borrower and each Guarantor, and officer’s certificates related thereto.

(c) The Borrower and each of the Guarantors shall have provided at least three Business Days prior to the Amendment No. 6 Effective Date all documentation and other information to the Administrative Agent and the Lenders that are required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent the Borrower shall have received written requests therefor at least 10 calendar days prior to the Amendment No. 6 Effective Date.

Section 3.2 Notification. The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 6 Effective Date.

Section 3.3 Representations and Warranties.

(a) The Borrower hereby represents and warrants as of the Amendment No. 6 Effective Date that this Amendment has been, or when executed and delivered will be, duly and validly executed and delivered by the Borrower. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor performance of and compliance with the terms and provisions herein and thereof, by the Borrower will (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, other than with respect to Liens created under the Loan Documents, except in the case of each of clauses (a), (b)(ii) and (c) to the extent that the failure to obtain or make such consent, approval registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 6 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified to as to “materiality,” “Material Adverse Effect” or similar language are true and correct in all respects on and as of the Amendment No. 6 Effective Date.

Section 3.5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 3.6 Reaffirmation. Each of the undersigned Guarantors (each, a “Reaffirming Party”) hereby acknowledges the Amendment and the transactions contemplated thereby. Each Reaffirming Party hereby reaffirms all obligations and liabilities of such Reaffirming Party under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, and confirms that such obligations and liabilities shall continue to be in full force and effect and shall continue to apply to the Credit Agreement and each other Loan Document.

Section 3.7 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.8 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.9 Effect of Amendment. On and after the Amendment No. 6 Effective Date, each reference to the Credit Agreement in any Loan Document (including to any Exhibit or Schedule attached thereto) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Except as expressly set forth in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as in effect immediately prior to the Amendment No. 6 Effective Date or any other Loan Document in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

NEP/NCP HOLDCO, INC., as Borrower

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

NEP GROUP, INC., as Holdings

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

NEP II, INC. SVP 1, INC.

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

NEP BROADCASTING, LLC

By: Its:	NEP II, Inc. Sole Member

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

[Signature Page to Amendment No. 6 to NEP Group First Lien Credit Agreement]

NEP IMAGE GROUP LLC

By: Its:	NEP Supershooters, LP Sole Member

By: Its:	NEP Broadcasting, LLC General Partner

By: Its:	NEP II, Inc. Sole Member

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

NEP SUPERSHOOTERS, LP

By: Its:	NEP Broadcasting, LLC General Partner

By: Its:	NEP II, Inc. Sole Member

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

SCREENWORKS LLC

By: Its:	NEP Supershooters, LP Sole Member

By: Its:	NEP Broadcasting, LLC General Partner

By: Its:	NEP II, Inc. Sole Member

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

[Signature Page to Amendment No. 6 to NEP Group First Lien Credit Agreement]

FABER AUDIOVISUALS INC. NEP CANADA, INC.

By:	/s/ Gerald Delon
Name:	Gerald Delon
Title:	Chief Financial Officer

[Signature Page to Amendment No. 6 to NEP Group First Lien Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Signature Page to Amendment No. 6 to NEP Group First Lien Credit Agreement]